Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 5 to the Registration Statement of Omagine, Inc. on Form S-1 [ Commission File No. 333-175168] of my report dated April 1, 2013, appearing in the Prospectus, which is part of Amendment No. 5 to this Registration Statement. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
August 8 , 2013